Freeport-McMoRan Copper & Gold Inc.

Reports Second-Quarter and Six-Month 2003 Results

- Record Quarterly Gold Production

- Record-low Net Unit Cash Production Costs

- Strong Q uarterly Operating Cash Flow s Strengthened Financial Position

- Initiated Quarterly Dividend on Common Stock

HIGHLIGHTS

•

  Second-quarter 2003 net income of $57.4 million, $0.37 per share , compared with second-quarter 2002 net income of $5.6 million, $0.04 per share.

  Multiple operating records, including quarterly gold production of 858,400 ounces and record underground production of 50,200 metric tons of ore per day.

  Record-low average unit net cash production costs, a net credit of $(0.16) per pound for second-quarter 2003 vs. net costs of $0.18 per pound for second-quarter 2002.

  Second-quarter 2003 operating cash flows total $ 229 .. 9 million .  At copper prices of $0.75 per pound and gold prices of $35 0 per ounce, full year 2003 operating cash flows estimated to exceed $ 600 million.

  Net debt reduced by $194 million during the second quarter of 2003.  Tender offers completed in April 2003 , retiring Senior Notes with a face amount of $234.0 million .

  $740 million in unrestricted cash at June 30, 2003 .

  Initial quarterly dividend of $0.09 per share paid on May 1, 2003.

  At copper prices of $0.75 per pound and gold prices of $350 per ounce, year-end net debt estimated to approximate $2.0 billion, net of $515 million of unrestricted cash.

NEW ORLEANS, LA, July 17, 2003 -- Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported second-quarter 2003 net income applicable to common stock of $57.4 million, $0.37 per share, compared with second-quarter 2002 net income of $5.6 million, $0.04 per share.  Net income for second-quarter 2003 was reduced by intercompany profit deferrals of $17.4 million ($0.09 per share) which will be recognized in future periods, debt extinguishment costs of $4.8 million ($0.03 per share) and non-cash euro currency translation losses of $3.8 million ($0.02 per share) in the second quarter of 2003.  For the six months ended June 30, 2003, FCX reported net income applicable to common stock of $106.6 million, $0.69 per share, including a gain for the cumulative effect of a change in accounting principle of $9.1 million, $0.05 per share, compared with net income of $1.4 million, $0.01 per share, including a charge for the cumulative effect of a change in accounting principle of $3.0 million, $0.02 per share, for the six months ended June 30, 2002.

Summary Financial Table	Second Quarter		Six Months
	2003	2002	2003	2002
	(In thousands, except per share amounts)
Revenues	$609,455	$407,999	$1,134,051	$800,679
Operating income	241,226	122,410	432,552	209,953
Net income applicable to common stock before cumulative effect adjustments (a)	57,372	5,576	97,535	4,471
Net income applicable to common stock	57,372	5,576	106,617	1,422
Diluted net income per share:
Before cumulative effect adjustments	0.37	0.04	0.64	.03
Applicable to common stock	0.37	0.04	0.69	.01

Diluted average shares outstanding (b)	190,990	147,370	190,122	146,410

a)

Six-month 2003 cumulative effect adjustment reflects adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” effective January 1, 2003, and six-month 2002 cumulative effect adjustment reflects an accounting change for depreciation of mining and milling assets, effective January 1, 2002.

b)

Diluted net income per share for 2003 reflects assumed conversion of FCX’s 8 1/4% Convertible Senior Notes, resulting in the inclusion of 42.2 million common shares, and the exclusion of interest expense totaling $12.7 million in the second quarter of 2003 and $25.3 million in the first six months of 2003 (both net of tax).  The convertible notes had no dilutive effect in the 2002 periods.

Mr. James R. Moffett, Chairman and CEO of FCX, said, “Our second quarter results highlight the capability of our asset base to generate very significant cash flows.  Our operating team continues to establish new operating records with a focus on high-volume, low-cost operations.   O ur high quality ore bodies produced an aggregate 475 million pounds of copper (401 million pounds net to our interest) and nearly 1.1 million ounces of gold (858,400 net to our interest) this quarter ..  We will continue to maximize our cash flow generating capacity for the benefit of our shareholders.”

PT Freeport Indonesia (PT-FI) PRODUCTION AND SALES

	Second Quarter		Six Months
	2003	2002	2003	2002
Copper (000s of recoverable pounds):
Production	401,200	374,500	790,000	671,200
Sales	395,200	350,400	787,200	646,500
Average realized price per pound	$0.75	$0.75	$0.75	$0.74
Gold (recoverable ounces):
Production	858,400	444,200	1,438,000	780,000
Sales	849,200	393,700	1,433,100	730,300
Average realized price per ounce	$347.69	$308.76	$345.14	$300.17

PT-FI, FCX’s Indonesian mining unit, reported higher copper production and sales in the 2003 quarter, reflecting the continued mining of higher-grade ore which began late in the second quarter of 2002.  Second-quarter 2003 copper ore grades averaged 1.24 percent, compared with 1.14 percent in the second quarter of 2002.  Copper recovery rates also improved to 89.8 percent for the second quarter of 2003, compared with 87.1 percent for the second quarter of 2002.

 Gold production and sales for the second quarter of 2003 also reflect significantly higher ore grades and higher mill recovery rates over the year-ago period.  In the second quarter of 2003, ore milled averaged 1.95 grams of gold per metric ton (g/t), compared with 0.98 g/t in the second quarter of 2002.  Gold recovery rates improved to 87.9 percent for the second quarter of 2003, compared with 86.3 percent for the second quarter of 2002.

Second-quarter 2003 copper and gold sales exceeded previous quarterly estimates primarily because of the timing of mining ore previously forecast to be mined in the second half of 2003.  PT-FI expects its sales for 2003 to approximate 1.4 billion pounds of copper and 2.6 million ounces of gold , with sales for the third quarter of 2003 estimated to approximate 3 20 million pounds of copper and 6 40 ,000 ounces of gold.

PT-FI reached its targeted production rate at the Deep Ore Zone (DOZ) underground mine of 35,000 metric tons of ore per day during the first quarter of 2003.  During the second quarter of 2003 new underground mining records were established, with combined average production totaling approximately 50,200 metric tons of ore per day from the Intermediate Ore Zone and DOZ mines, representing 23 percent of second-quarter 2003 mill throughput.  DOZ production averaged 40,800 metric tons of ore per day during the second quarter of 2003, and studies are ongoing to evaluate additional low-cost expansion options for the DOZ underground operation.

At June 30, 2003, FCX’s concentrate sales included 144.0 million pounds of copper, priced at an average of $0.75 per pound, that remain subject to final pricing over the next several months.  Each $0.01 change in the price realized from the June 30 price would result in an approximate $0.7 million, $0.004 per share, effect on FCX’s 2003 net income. Second-quarter 2003 adjustments to concentrate sales recognized in prior quarters de creased revenues by $0.6 million ($ 0.3 million to net income, $0.0 02 per share) compared with a decrease of $5.9 million ($3.0 million to net income, $0.02 per share) in the second quarter of 2002.

NET CASH PRODUCTION COSTS (1)

	Second Quarter		Six Months
	2003	2002	2003	2002
Per pound of copper:
Site production and delivery	$0.40	$0.35	$0.40	$0.39
Gold and silver credits	(0.76)	(0.35)	(0.65)	(0.35)
Treatment charges and royalties	0.20	0.18	0.20	0.19
Net cash production costs	$(0.16)	$0.18	$(0.05)	$0.23

(1) For a reconciliation of net cash production costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements refer to the attached presentation, “Product Revenues and Production Costs.”

PT-FI maintained its cost-leading position with average unit net cash production costs, including gold and silver credits, of a net credit of $(0.16) per pound of copper during the second quarter of 2003, compared with net costs of $0.18 per pound for the 2002 quarter.  Unit production and delivery costs increased from the prior year period because of stronger Indonesian and Australian currencies and higher mine maintenance and energy cost , while gold credits improved because of improved ore grades for gold and higher gold prices.  Assuming gold prices of $350 per ounce for the remainder of 2003 and gold sales of 2.6 million ounces for 2003, we would expect to establish a new record low for unit annual net cash production costs of a net credit of approximately $(0.04) per pound.  Net unit cash costs would change approximately $0.0 2 per pound for each $25 per ounce change in the average price of gold for the remainder of the year.

SMELTER OPERATIONS

Atlantic Copper, FCX’s wholly owned Spanish smelting unit, treated 244,600 metric tons of concentrates and scrap in the second quarter of 2003, compared with 242,500 metric tons in the year-ago period.  Unit cathode cash production costs totaled $0.16 per pound in the second quarter of 2003 and $0.12 per pound for the year-ago period.  Unit costs were adversely affected by a stronger euro/US$ exchange rate, which added $0.03 per pound to Atlantic Copper’s second-quarter 2003 unit costs compared with second-quarter 2002 unit costs.  Atlantic Copper reported an operating loss of $4.1 million for the second quarter of 2003, compared with operating income of $2.6 million in the 2002 period.   T reatment charges received by Atlantic Copper remained at historically low levels, averaging $0.15 per pound during the second quarter of 2003 and $0.17 per pound during the second quarter of 2002.

FCX recognized non-cash charges totaling $3.8 million, $0.02 per share, in the second quarter of 2003 as a result of the effect on Atlantic Copper’s net euro-denominated liabilities from the euro strengthening from $1.09 per euro to $1.14 per euro , compared with $9.3 million, $0.06 per share, in the second quarter of 2002.  Atlantic Copper’s current euro hedges , the effects of which are recognized in income when realized, cover approximately 60 percent of its projected remaining 2003 euro disbursements at an average rate of $1.02 per euro.

PT Smelting, PT-FI’s 25 percent-owned Indonesian smelting unit, treated 208,400 metric tons of concentrates in the second quarter of 2003, compared with 130,600 metric tons in the year-ago period when PT Smelting conducted a scheduled maintenance turnaround ..  PT Smelting reported quarterly records for cathodes produced (124.1 million pounds) and cathodes sold (128.2 million pounds).  PT Smelting’s copper cathode cash production costs per pound totaled $0.10 per pound in the second quarter of 2003 and $0.25 per pound in the year-ago period.   PT-FI’s equity interest in PT Smelting’s earnings totaled $2.3 million, $0.01 per share, for the second quarter of 2003 compared to a net loss of $2.5 million, $0.02 per share, in the 2002 quarter.

FCX defers recognition of profits on PT-FI’s sales to Atlantic Copper and on 25 percent of PT-FI’s sales to PT Smelting until the final sale to third parties occurs.  These net deferrals will be recognized in future periods and resulted in reductions to FCX’s net income totaling $17.4 million, $0.09 per share, in the second quarter of 2003, compared with a reduction of $3.1 million, $0.02 per share, in the second quarter of 2002.

While currently low smelter treatment and refining charges adversely affect the operating results of FCX’s smelter operations, they benefit operating results of FCX’s mining operations.  Approximately one-half of PT-FI’s concentrate production is sold to its affiliated smelters, Atlantic Copper and PT Smelting, and the remainder is sold to other customers.  Considering taxes and minority ownership interest, an equivalent change in smelting and refining rates substantially offset in FCX’s consolidated operating results.

CASH FLOW, NET DEBT, SENIOR NOTE TENDER OFFERS and FINANCIAL POSITION

Operating cash flows for the first six months of 2003 totaled $ 279.1 million.  At copper and gold prices of $0.7 5 per pound and $3 50 per ounce, respectively, FCX estimates that its operating cash flows for 2003 would exceed $ 600 million.   Each $0.10 change in copper prices and each $25 change in gold prices for the remainder of the year would impact these estimates by approximately $30 million and $15 million, respectively.   Capital expenditures totaled $6 2 .. 2 million in the first six months of 2003 and are estimated to total approximately $160 million for the year 2003.

Net debt, which includes mandatorily redeemable preferred stock, totaled $2.202 billion at June 30, 2003, a $194 million reduction from net debt outstanding at March 31, 2003.  In April 2003, FCX completed tender offers for its 7.20% Senior Notes due 2026 and its 7.50% Senior Notes due 2006.  Of the $450.0 million outstanding at March 31, 2003, notes with a face amount of $234.0 million were tendered for $239.0 million cash.  FCX recorded a $6.6 million charge ($4.8 million to net income or $0.03 per share) to other expenses in the second quarter of 2003 associated with these early extinguishments of debt.  In June 2003, FCX announced the mandatory redemption, on August 1, 2003, of its Gold-Denominated Preferred Stock.  At a gold price of $350 per ounce, the redemption value is $210.0 million and FCX’s carrying value at June 30, 2003, is $232.6 million , which would result in an increase in net income during the third quarter of 2003 of $11.6 million, $0.06 per share, using diluted average shares outstanding for the second quarter of 2003 .. FCX is currently reviewing options for repaying other obligations prior to their maturity which could result in the recognition of losses and gains in future periods.

As of June 30, 2003, FCX had total unrestricted cash and cash equivalents of $740.4 million. After the estimated repayment of $375 million of debt, and assuming copper prices of $0.7 5 per pound and gold prices of $3 50 per ounce for the remainder of 2003 , FCX’s cash position at year-end 2003 is expected to approximate $515 million, bringing net debt to $2.0 billion , including $604 million of convertible notes with an exercise price of $14.30 per common share callable beginning July 31, 2004 ..

FINANCIAL POLICY

As previously announced, with the significant improvement in FCX’s financial flexibility and strong financial outlook, the Board of Directors authorized a new common stock annual dividend of $0.36 per share.  The initial quarterly dividend of $0.09 per share was paid on May 1, 2003.  The Board of Directors will continue to assess opportunities to return cash to shareholders.

FCX explores for, develops, mines and processes ore containing copper, gold and silver in Indonesia, and smelts and refines copper concentrates in Spain and Indonesia.  Additional information on FCX is available on our Internet website www.fcx.com.

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Cautionary Statement and Regulation G Disclosure.  This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future.  Forward-looking statements are all statements other than historical facts, such as statements regarding estimated anticipated sales volumes, projected unit production costs, projected capital expenditures, projected operating cash flows, projected net debt , mandatorily redeemable preferred stock and cash, and the impact of copper and gold price changes. Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  FCX cautions readers that it assumes no obligation to update or publicly release any revisions to the projections in this press release and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections more frequently than quarterly. Additionally, important factors that might cause future results to differ from these projections include industry risks, commodity prices, Indonesian political risks, weather - related risks, currency translation risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

This press release also contains certain financial measures such as net cash production costs per pound of copper, cathode cash production costs per pound of copper and net debt.  As required by Securities and Exchange Commission Regulation G, reconciliations of these measures to amounts reported in FCX’s consolidated financial statements are provided in the attachments to this press release.

A copy of this press release is available on our website at “www.fcx.com.”   A conference call with securities analysts about second-quarter 2003 results is scheduled for today at 10:00 a.m. EDT.  The conference call will be broadcast on the Internet along with slides.  Interested parties may listen to the webcast live and view the slides by accessing “www.fcx.com.”  A replay of the webcast will be available through Friday, August 15 , 2003.

FREEPORT-McMoRan COPPER & GOLD INC.

SELECTED OPERATING DATA

(Page 1 of 2)

	Second Quarter			Six Months
	2003	2002		2003	2002
PT Freeport Indonesia, Net of Rio Tinto’s Interest
Copper
Production (000s of recoverable pounds)	401,200	374,500		790,000	671,200
Production (metric tons)	181,900	169,900		358,300	304,500
Sales (000s of recoverable pounds)	395,200	350,400		787,200	646,500
Sales (metric tons)	179,300	158,900		357,100	293,200
Average realized price per pound	$.75	$.75		$.75	$.74
Gold
Production (recoverable ounces)	858,400	444,200		1,438,000	780,000
Sales (recoverable ounces)	849,200	393,700		1,433,100	730,300
Average realized price per ounce	$347.69	$308.76		$345.14	$300.17
Silver
Production (recoverable ounces)	1,319,000	1,029,900		2,534,800	1,802,400
Sales (recoverable ounces)	1,310,500	951,600		2,544,600	1,727,800
Average realized price per ounce	$4.49	$4.55		$4.49	$4.48

PT Freeport Indonesia Gross Profit per Pound of Copper (cents):
Average realized price	75.3	74.6		74.7	73.6
Production costs:
Site production and delivery	40.0 [a]	34.9	[a]	39.9 [a]	38.8	[a]
Gold and silver credits	(76.2)	(35.2)		(64.5)	(35.2)
Treatment charges	17.4	17.5		17.6	18.4
Royalty on metals	2.5	1.2		2.1	1.1
Cash production costs[b]	(16.3)	18.4		(4.9)	23.1
Depreciation and amortization	14.6	14.9		14.6	14.8
Total production costs	(1.7)	33.3		9.7	37.9
Adjustments, primarily for copper pricing on prior period open sales	1.2	0.1		1.7	1.9
Gross profit per pound of copper	78.2	41.4		66.7	37.6

a.

Net of deferred mining costs totaling $14.4 million or 3.6 cents per pound in the second quarter of 2003, $7.7 million or 2.2 cents per pound in the second quarter of 2002, $21.7 million or 2.8 cents per pound in the first six months of 2003 and $12.4 million or 1.9 cents per pound in the first six months of 2002.

b.

For a reconciliation of net cash production costs per pound to production and delivery costs applicable to sales reported in FCX’s  consolidated financial statements refer to the attached presentation, “Product  Revenues and Production Costs.”

FREEPORT-McMoRan COPPER & GOLD INC.

SELECTED OPERATING DATA

(Page 2 of 2)

	Second Quarter		Six Months
	2003	2002	2003	2002
PT Freeport Indonesia, 100% Operating Statistics
Ore milled (metric tons per day)	221,300	239,600	229,700	241,900
Average ore grade
Copper (percent)	1.24	1.14	1.19	1.02
Gold (grams per metric ton)	1.95	.98	1.59	.85
Gold (ounce per metric ton)	.063	.032	.051	.027
Silver (grams per metric ton)	4.18	3.63	4.02	3.19
Silver (ounce per metric ton)	.134	.117	.129	.103
Recovery rates (percent)
Copper	89.8	87.1	89.1	86.4
Gold	87.9	86.3	87.2	86.0
Silver	66.5	57.0	63.4	57.0
Copper
Production (000s of recoverable pounds)	474,700	457,600	935,200	814,700
Production (metric tons)	215,300	207,600	424,200	369,500
Sales (000s of recoverable pounds)	467,600	428,300	932,100	784,700
Sales (metric tons)	212,100	194,300	422,800	355,900
Gold (recoverable ounces)
Production	1,091,900	581,000	1,829,300	1,000,000
Sales	1,080,100	516,200	1,822,600	936,100
Silver (recoverable ounces)
Production	1,494,600	1,178,100	2,796,100	2,039,300
Sales	1,484,600	1,089,700	2,800,100	1,952,600
Atlantic Copper
Concentrates and scrap treated (metric tons)	244,600	242,500	486,700	500,800
Anodes
Production (000s of pounds)	163,800	152,100	323,400	322,200
Production (metric tons)	74,300	69,000	146,700	146,100
Sales (000s of pounds)	26,300	15,500	51,500	47,000
Sales (metric tons)	12,000	7,000	23,400	21,400
Cathodes
Production (000s of pounds)	137,900	140,300	272,800	276,500
Production (metric tons)	62,500	63,600	123,700	125,400
Sales, including wire rod and wire (000s of pounds)	140,200	140,400	278,900	276,200
Sales, including wire rod and wire (metric tons)	63,600	63,700	126,500	125,300
Gold sales in anodes and slimes (ounces)	205,600	159,800	447,600	411,400
Cathode cash production cost per pound before hedging[a]	$.16	$.12	$.16	$.11
PT Smelting, 25%-owned by PT Freeport Indonesia
Concentrate treated (metric tons)	208,400	130,600	420,700	308,300
Anodes
Production (000s of pounds)	141,300	83,400	282,300	195,700
Production (metric tons)	64,100	37,800	128,100	88,800
Sales (000s of pounds)	22,600	2,300	45,200	4,900
Sales (metric tons)	10,200	1,000	20,500	2,200
Cathodes
Production (000s of pounds)	124,100	92,400	245,100	210,200
Production (metric tons)	56,300	41,900	111,200	95,300
Sales (000s of pounds)	128,200	91,700	245,000	203,700
Sales (metric tons)	58,100	41,600	111,100	92,400
Cathode cash production cost per pound[a]	$.10	$.25	$.10	$.18

a.   For a reconciliation of cathode cash production costs per pound to production costs applicable to sales reported in FCX’s  consolidated financial statements refer to the attached presentation, “Cathode Cash Production Costs.”

FREEPORT-McMoRan COPPER & GOLD INC.

STATEMENTS OF NET INCOME (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003		2002	2003		2003
	(In Thousands, Except Per Share Amounts)
Revenues	$609,455	[a]	$407,999 [a]	$1,134,051	[a]	$800,679 [a]
Cost of sales:
Production and delivery	277,408		206,124	524,878		441,041
Depreciation and amortization	68,283		62,305	136,071		115,359
Total cost of sales	345,691		268,429	660,949		556,400
Exploration expenses	1,827		800	3,331		1,554
General and administrative expenses	20,711	[b]	16,360 [b]	37,219	[b]	32,772 [b]
Total costs and expenses	368,229		285,589	701,499		590,726
Operating income	241,226		122,410	432,552		209,953
Equity in PT Smelting earnings (losses)	2,270		(2,537)	2,947		(3,359)
Interest expense, net	(55,478)		(43,492)	(107,987)		(87,774)
Other expenses, net	(8,907)[c]		(9,331)[c]	(10,526)[c]		(9,295)[c]
Income before income taxes and minority interest	179,111		67,050	316,986		109,525
Provision for income taxes	(97,908)		(46,040)	(175,122)		(74,854)
Minority interest in net income of consolidated subsidiaries	(14,259)		(5,975)	(25,170)		(11,529)
Net income before cumulative effect of changes in accounting principle	66,944		15,035	116,694		23,142
Cumulative effect of changes in accounting principle, net	-		-	9,082		(3,049)
Net income	66,944		15,035	125,776		20,093
Preferred dividends	(9,572)		(9,459)	(19,159)		(18,671)
Net income applicable to common stock	$57,372		$5,576	$106,617		$1,422

Net income per share of common stock:
Basic:
Before cumulative effect	$0.39		$0.04	$0.67		$0.03
Cumulative effect	-		-	0.06		(0.02)
Net income per share of common stock	$0.39		$0.04	$0.73		$0.01
Diluted:
Before cumulative effect	$0.37	[d]	$0.04	$0.64	[d]	$0.03
Cumulative effect	-		-	0.05	[d]	(0.02)
Net income per share of common stock	$0.37	[d]	$0.04	$0.69	[d]	$0.01

Average common shares outstanding:
Basic	145,907		144,698	145,574		144,403
Diluted	190,990	[d]	147,370	190,122	[d]	146,410

a.

Includes adjustments to prior period concentrate sales totaling $(0.6) million in the 2003 quarter, $(5.9) million in the 2002 quarter, $11.0 million in the 2003 six-month period and $5.4 million in the 2002 six-month period.

b.

Includes charges for costs associated with stock appreciation rights caused by an increase in FCX’s stock price totaling $1.7 million in the 2003 quarter, $0.1 million in the 2002 quarter, $1.8 million in the 2003 six-month period and $0.6 million in the 2002 six-month period.

c.

Includes net charges totaling $3.8 million in the 2003 quarter, $9.3 million in the 2002 quarter, $6.3 million in the 2003 six-month period and $8.7 million in the 2002 six-month period associated with the impact of movements in the US$/euro exchange rate on Atlantic Copper’s non-operating euro-denominated liabilities.  Second-quarter and six-month 2003 periods also include charges totaling $6.6 million for early extinguishments of debt.

d.

Diluted net income per share for 2003 reflects assumed conversion of FCX’s 8 ¼% Convertible Senior Notes, resulting in the exclusion of interest expense totaling $12.7 million in the 2003 quarter and $25.3 million in the 2003 six-month period (both net of tax), and the inclusion of 42.2 million common shares.

FREEPORT-McMoRan COPPER & GOLD INC.

CONDENSED BALANCE SHEETS (Unaudited)

	June 30,		December 31,
	2003		2002
	(In Thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$740,360		$7,836
Restricted investments and cash	60,809		49,809
Accounts receivable	242,961		190,509
Inventories	380,610		387,247
Prepaid expenses and other	9,370		2,579
Total current assets	1,434,110		637,980
Property, plant, equipment and development costs, net	3,256,150		3,320,561
Deferred mining costs	99,887		78,235
Restricted investments and cash	23,708		58,137
Investment in PT Smelting	43,144		44,619
Other assets	92,556		52,661
Total assets	$4,949,555		$4,192,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$254,331		$262,310
Current portion of long-term debt and short-term borrowings	144,196		77,112
Unearned customer receipts	35,574		36,754
Rio Tinto share of joint venture cash flows	54,039		51,297
Accrued interest payable	62,888		29,081
Accrued income taxes	78,085		81,319
Total current liabilities	629,113		537,873
Long-term debt, less current portion:
Convertible senior notes	1,178,750		603,750
Senior notes	715,977		450,000
Infrastructure asset financings	279,701		310,674
Atlantic Copper debt	172,385		233,642
Equipment and other loans	81,478		84,212
FCX and PT Freeport Indonesia credit facilities	-		279,000
Total long-term debt, less current portion	2,428,291		1,961,278
Accrued postretirement benefits and other liabilities	150,785		140,016
Deferred income taxes	751,328		706,510
Minority interest	154,905		129,687
Redeemable preferred stock	450,003	[a]	450,003
Stockholders' equity	385,130		266,826
Total liabilities and stockholders' equity	$4,949,555		$4,192,193

a.  In accordance with Statement of Financial Accounting Standards No. 150, FCX’s mandatorily redeemable preferred stock will be classified as debt effective July 1, 2003.

 FREEPORT-McMoRan COPPER & GOLD INC.

STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2003	2002
	(In Thousands)
Cash flow from operating activities:
Net income	$125,776	$20,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,071	115,359
Cumulative effect of changes in accounting principle	(9,082)	3,049
Deferred income taxes	37,451	25,368
Equity in PT Smelting losses (earnings)	(2,947)	3,359
Minority interest's share of net income	25,170	11,529
Change in deferred mining costs	(21,652)	(12,420)
Currency translation loss	6,277	8,726
Amortization of deferred financing costs	9,571	6,005
Elimination (recognition) of profit on PT Freeport Indonesia sales to PT Smelting	4,422	(1,091)
Provision for inventory obsolescence	3,000	3,000
Other	9,745	4,214
(Increases) decreases in working capital:
Accounts receivable	(47,524)	(21,076)
Inventories	(11,309)	(18,278)
Prepaid expenses and other	(4,844)	(2,894)
Accounts payable and accrued liabilities	19,448	(13,145)
Rio Tinto share of joint venture cash flows	2,718	31,087
Accrued income taxes	(3,234)	(10,050)
Increase in working capital	(44,745)	(34,356)
Net cash provided by operating activities	279,057	152,835

Cash flow from investing activities:
PT Freeport Indonesia capital expenditures	(58,565)	(80,215)
Atlantic Copper capital expenditures	(3,623)	(1,254)
Sale of restricted investments to fund interest costs	23,645	23,678
Sale of assets and other	1,890	(156)
Net cash used in investing activities	(36,653)	(57,947)

Cash flow from financing activities:
Net proceeds from sales of senior notes	1,046,437	-
Proceeds from other debt	47,400	314,631
Repayments of debt	(588,732)	(396,981)
Cash dividends paid:
Common stock	(13,090)	-
Preferred stock	(19,066)	(18,350)
Proceeds from exercised stock options	20,475	7,549
Financing costs	(3,304)	(661)
Net cash provided by (used in) financing activities	490,120	(93,812)
Net increase in cash and cash equivalents	732,524	1,076
Cash and cash equivalents at beginning of year	7,836	7,587
Cash and cash equivalents at end of period	$740,360	$8,663

FREEPORT-McMoRan COPPER & GOLD INC.

PRODUCT REVENUES AND PRODUCTION COSTS

NET CASH PRODUCTION COSTS

Net cash production costs per pound of copper is a measure intended to provide investors with information about the cash generating capacity of our mining operations in Indonesia.  This measure is presented by other copper and gold mining companies, although our measure may not be comparable to similarly titled measures reported by other companies.

We calculate gross profit per pound of copper under a “by-product” method, while the copper, gold and silver contained within our concentrates are treated as co-products in our financial statements.  We use the by-product method in our presentation of gross profit per pound of copper because (1) we believe the market views us as a copper company, (2) we produce and sell one product, concentrates, which contains all three metals and (3) there is no objective basis for specifically assigning our costs to revenues from the copper, gold and silver we produce in concentrates.  In the co-product method presentation below, we have allocated costs to the different products based on their relative revenue values.  Presentations under both methods are presented below along with a reconciliation to amounts reported in FCX’s consolidated financial statements.

Three Months Ended June 30, 2003
	By-Product	Co-Product Method
(In Thousands)	Method	Copper	Gold	Silver	Total
Revenues	$302,556	$302,556	$295,076	$5,883	$603,515

Site production and delivery	157,908	79,163	77,206	1,539	157,908
Gold and silver credits	(300,959)	-	-	-	-
Treatment charges	68,613	34,397	33,547	669	68,613
Royalty on metals	9,814	4,920	4,798	96	9,814
Net cash production costs	(64,624)	118,480	115,551	2,304	236,335
Depreciation and amortization	57,700	28,927	28,211	562	57,700
Total production costs	(6,924)	147,407	143,762	2,866	294,035
Adjustments, primarily for copper pricing on prior period sales	(475)	(475)	-	-	(475)
Gross profit	$309,005	$154,674	$151,314	$3,017	$309,005

Pounds of copper sold (000)	395,200	395,200
Ounces of gold sold			849,200
Ounces of silver sold				1,310,500

Gross profit per pound of copper (cents)/ per ounce of gold and silver ($):
Revenues	75.3	75.3	347.69	4.49

Site production and delivery	40.0	20.0	90.92	1.17
Gold and silver credits	(76.2)	-	-	-
Treatment charges	17.4	8.7	39.50	0.51
Royalty on metals	2.5	1.2	5.65	0.07
Net cash production costs	(16.3)	29.9	136.07	1.75
Depreciation and amortization	14.6	7.3	33.22	0.43
Total production costs	(1.7)	37.2	169.29	2.18
Adjustments, primarily for copper pricing on prior period sales	1.2	1.0	(0.22)	(0.01)
Gross profit per pound/ounce	78.2	39.1	178.18	2.30

Reconciliation to Amounts Reported
(In Thousands)	Revenues	Production and Delivery	Depreciation and Amortization
Totals presented above	$603,515	$157,908	$57,700
Less: Treatment charges per above	(68,613)	N/A	N/A
Royalty per above	(9,814)	N/A	N/A
Other	N/A	5,820	N/A
Adjustments, primarily for copper pricing on prior period sales per above	(475)	N/A	N/A
Mining and exploration segment	524,613	163,728	57,700
Smelting and refining segment	210,681	204,944	7,046
Eliminations and other	(125,839)	(91,264)	3,537
As reported in FCX consolidated financial statements	$609,455	$277,408	$68,283

FREEPORT-McMoRan COPPER & GOLD INC.

PRODUCT REVENUES AND PRODUCTION COSTS

(continued)

Three Months Ended June 30, 2002
	By-Product	Co-Product Method
(In Thousands)	Method	Copper	Gold	Silver	Total
Revenues	$259,624	$259,624	$118,956	$4,363	$382,943

Site production and delivery	122,198	82,847	37,959	1,392	122,198
Gold and silver credits	(123,319)	-	-	-	-
Treatment charges	61,458	41,667	19,091	700	61,458
Royalty on metals	4,115	2,790	1,278	47	4,115
Net cash production costs	64,452	127,304	58,328	2,139	187,771
Depreciation and amortization	52,157	35,360	16,202	595	52,157
Total production costs	116,609	162,664	74,530	2,734	239,928
Adjustments, primarily for copper pricing on prior period sales	2,041	2,041	-	-	2,041
Gross profit	$145,056	$99,001	$44,426	$1,629	$145,056

Pounds of copper sold (000)	350,400	350,400
Ounces of gold sold			393,700
Ounces of silver sold				951,600

Gross profit per pound of copper (cents)/ per ounce of gold and silver ($):
Revenues	74.6	74.6	308.76	4.55

Site production and delivery	34.9	23.6	96.42	1.46
Gold and silver credits	(35.2)	-	-	-
Treatment charges	17.5	11.9	48.49	0.74
Royalty on metals	1.2	0.8	3.25	0.05
Net cash production costs	18.4	36.3	148.16	2.25
Depreciation and amortization	14.9	10.1	41.15	0.62
Total production costs	33.3	46.4	189.31	2.87
Adjustments, primarily for copper pricing on prior period sales	0.1	0.1	(6.61)	0.03
Gross profit per pound/ounce	41.4	28.3	112.84	1.71

Reconciliation to Amounts Reported
(In Thousands)	Revenues	Production and Delivery	Depreciation and Amortization
Totals presented above	$382,943	$122,198	$52,157
Less: Treatment charges per above	(61,458)	N/A	N/A
Royalty per above	(4,115)	N/A	N/A
Other	N/A	439	N/A
Adjustments, primarily for copper pricing on prior period sales per above	2,041	N/A	N/A
Mining and exploration segment	319,411	122,637	52,157
Smelting and refining segment	176,070	164,431	6,892
Eliminations and other	(87,482)	(80,944)	3,256
As reported in FCX consolidated financial statements	$407,999	$206,124	$62,305

FREEPORT-McMoRan COPPER & GOLD INC.

PRODUCT REVENUES AND PRODUCTION COSTS

(continued)

Six Months Ended June 30, 2003
	By-Product	Co-Product Method
(In Thousands)	Method	Copper	Gold	Silver	Total
Revenues	$589,088	$589,088	$496,223	$11,484	$1,096,795

Site production and delivery	314,666	169,007	142,364	3,295	314,666
Gold and silver credits	(507,707)	-	-	-	-
Treatment charges	138,172	74,212	62,513	1,447	138,172
Royalty on metals	16,654	8,945	7,535	174	16,654
Net cash production costs	(38,215)	252,164	212,412	4,916	469,492
Depreciation and amortization	114,932	61,730	51,999	1,203	114,932
Total production costs	76,717	313,894	264,411	6,119	584,424
Adjustments, primarily for copper pricing on prior period sales	12,755	12,755	-	-	12,755
Gross profit	$525,126	$287,949	$231,812	$5,365	$525,126

Pounds of copper sold (000)	787,200	787,200
Ounces of gold sold			1,433,100
Ounces of silver sold				2,544,600

Gross profit per pound of copper (cents)/ per ounce of gold and silver ($):
Revenues	74.7	74.7	345.14	4.49

Site production and delivery	39.9	21.5	99.34	1.29
Gold and silver credits	(64.5)	-	-	-
Treatment charges	17.6	9.4	43.62	0.57
Royalty on metals	2.1	1.1	5.26	0.07
Net cash production costs	(4.9)	32.0	148.22	1.93
Depreciation and amortization	14.6	7.8	36.28	0.47
Total production costs	9.7	39.8	184.50	2.40
Adjustments, primarily for copper pricing on prior period sales	1.7	1.7	1.12	0.02
Gross profit per pound/ounce	66.7	36.6	161.76	2.11

Reconciliation to Amounts Reported
(In Thousands)	Revenues	Production and Delivery	Depreciation and Amortization
Totals presented above	$1,096,795	$314,666	$114,932
Less: Treatment charges per above	(138,172)	N/A	N/A
Royalty per above	(16,654)	N/A	N/A
Other	N/A	9,400	N/A
Adjustments, primarily for copper pricing on prior period sales per above	12,755	N/A	N/A
Mining and exploration segment	954,724	324,066	114,932
Smelting and refining segment	429,076	413,427	14,091
Eliminations and other	(249,749)	(212,615)	7,048
As reported in FCX consolidated financial statements	$1,134,051	$524,878	$136,071

FREEPORT-McMoRan COPPER & GOLD INC.

PRODUCT REVENUES AND PRODUCTION COSTS

(continued)

Six Months Ended June 30, 2002
	By-Product	Co-Product Method
(In Thousands)	Method	Copper	Gold	Silver	Total
Revenues	$478,394	$478,394	$219,726	$7,783	$705,903

Site production and delivery	250,589	169,825	78,001	2,763	250,589
Gold and silver credits	(227,509)	-	-	-	-
Treatment charges	119,027	80,666	37,049	1,312	119,027
Royalty on metals	7,332	4,969	2,282	81	7,332
Net cash production costs	149,439	255,460	117,332	4,156	376,948
Depreciation and amortization	95,679	64,842	29,782	1,055	95,679
Total production costs	245,118	320,302	147,114	5,211	472,627
Adjustments, primarily for copper pricing on prior period sales	9,593	9,593	-	-	9,593
Gross profit	$242,869	$167,685	$72,612	$2,572	$242,869

Pounds of copper sold (000)	646,500	646,500
Ounces of gold sold			730,300
Ounces of silver sold				1,727,800

Gross profit per pound of copper (cents)/ per ounce of gold and silver ($):
Revenues	73.6	73.6	300.17	4.48

Site production and delivery	38.8	26.3	106.81	1.60
Gold and silver credits	(35.2)	-	-	-
Treatment charges	18.4	12.5	50.73	0.76
Royalty on metals	1.1	0.8	3.13	0.05
Net cash production costs	23.1	39.6	160.67	2.41
Depreciation and amortization	14.8	10.0	40.78	0.61
Total production costs	37.9	49.6	201.45	3.02
Adjustments, primarily for copper pricing on prior period sales	1.9	1.9	0.71	0.03
Gross profit per pound/ounce	37.6	25.9	99.43	1.49

Reconciliation to Amounts Reported
(In Thousands)	Revenues	Production and Delivery	Depreciation and Amortization
Totals presented above	$705,903	$250,589	$95,679
Less: Treatment charges per above	(119,027)	N/A	N/A
Royalty per above	(7,332)	N/A	N/A
Other	N/A	2,679	N/A
Adjustments, primarily for copper pricing on prior period sales per above	9,593	N/A	N/A
Mining and exploration segment	589,137	253,268	95,679
Smelting and refining segment	375,597	353,910	13,644
Eliminations and other	(164,055)	(166,137)	6,036
As reported in FCX consolidated financial statements	$800,679	$441,041	$115,359

FREEPORT-McMoRan COPPER & GOLD INC.

CATHODE CASH PRODUCTION COSTS

ATLANTIC COPPER CATHODE CASH PRODUCTION COST PER POUND OF COPPER

Cathode cash production cost per pound of copper is a measure intended to provide investors with information about the costs associated with our smelting operations in Spain.  Other smelting companies present this measure, although our measure may not be comparable to similarly titled measures reported by other companies.

Below is a reconciliation of our smelting and refining segment production costs reported in FCX’s consolidated financial statements to the production costs used to calculate our cathode cash production cost per pound of copper (in thousands, except per pound amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Smelting and refining segment production costs reported in FCX’s consolidated financial statements	$204,944	$164,431	$413,427	$353,910
Less:
Raw material purchase costs	(88,901)	(79,670)	(170,597)	(160,945)
Production costs of wire rod and wire	(16,658)	(11,457)	(35,831)	(25,515)
Production costs of anodes sold	(2,852)	(1,114)	(5,505)	(3,850)
Currency hedging	2,502	(651)	4,117	(1,963)
Other	(578)	(811)	(663)	(1,514)
Credits:
Gold and silver revenues	(71,116)	(49,741)	(152,189)	(121,527)
Acid and other by-product revenues	(4,760)	(4,230)	(9,345)	(8,022)
Production costs used in calculating cathode cash production cost per pound	$22,581	$16,757	$43,414	$30,574

Pounds of cathode produced	137,900	140,300	272,800	276,500

Cathode cash production cost per pound before hedging	$0.16	$0.12	$0.16	$0.11

PT SMELTING CATHODE CASH PRODUCTION COST PER POUND OF COPPER

Cathode cash production cost per pound of copper is a measure intended to provide investors with information about the costs associated with our 25 percent-owned smelting operations in Indonesia.  Other smelting companies present this measure, although our measure may not be comparable to similarly titled measures reported by other companies.

Below is a reconciliation of the production costs used to calculate PT Smelting’s cathode cash production cost per pound of copper to our equity in PT Smelting earnings (losses) reported in FCX’s consolidated financial statements (in thousands, except per pound amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Production costs – PT Smelting (100%)	$14,161	$21,301	$27,428	$34,928
Add: Gold and silver refining charges	1,372	646	2,863	1,888
Less: Acid and other by-product revenues	(1,873)	(1,088)	(3,888)	(2,493)
Production cost of anodes sold	(1,173)	2,518	(2,424)	3,088
Production cost used in calculating cathode cash production cost	$12,487	$23,377	$23,979	$37,411

Cathode production	124,100	92,400	245,100	210,200

Cathode cash production cost per pound	$0.10	$0.25	$0.10	$0.18

Reconciliation to Amounts Reported
Production costs per above	$(14,161)	$(21,301)	$(27,428)	$(34,928)
Other costs	(180,984)	(93,309)	(367,279)	(228,512)
Revenue and other income	204,463	104,704	406,977	250,490
PT Smelting net income (loss)	9,318	(9,906)	12,270	(12,950)

PT Freeport Indonesia’s 25% equity interest	2,330	(2,477)	3,068	(3,238)
Amortization of excess investment cost	(60)	(60)	(121)	(121)
Equity in PT Smelting earnings (losses) per FCX consolidated financial statements	$2,270	$(2,537)	$2,947	$(3,359)

FREEPORT-McMoRan COPPER & GOLD INC.

NET DEBT and PROVISION FOR INCOME TAXES

NET DEBT

Net debt is a measure intended to provide investors with information about FCX’s leverage position after considering available cash and investment balances that are available for or committed to reducing outstanding debt.  Below is a reconciliation of total debt as reported in FCX’s consolidated financial statements to Net Debt (in millions):

	June 30, 2003	March 31, 2003	December 31, 2002	June 30, 2002	March 31, 2002	December 31, 2001
Total debt as reported in FCX’s consolidated financial statements	$2,572	$2,788	$2,038	$2,256	$2,336	$2,339
Plus redeemable preferred stock (1)	450	450	450	463	463	463
Less restricted investments and cash	(85)	(84)	(108)	(120)	(119)	(142)
Less cash and cash equivalents	(740)	(763)	(7)	(9)	(10)	(8)
Plus reclamation fund (2)	5	5	4	4	4	3
Net Debt	$2,202	$2,396	$2,377	$2,594	$2,674	$2,655

(1)

Although not classified as debt, because of the mandatory redemption feature of these instruments we consider them to be like debt for purposes of this presentation.  In accordance with Statement of Financial Accounting Standards No. 150, effective July 1, 2003, FCX’s mandatorily redeemable preferred stock will be classified as debt.

(2)

Amounts not available for debt repayment because we have committed these funds to paying for future reclamation and closure costs at our Indonesian mining operations.

PROVISION FOR INCOME TAXES

PT Freeport Indonesia’s Contract of Work provides for a 35 percent corporate income tax rate, and the tax treaty between Indonesia and the United States provides for a withholding tax of 10 percent on dividends and interest that PT Freeport Indonesia pays to the FCX parent company.  FCX also incurs a U.S. alternative minimum tax at a rate of 2 percent based primarily on consolidated income, net of smelting and refining results.  FCX currently record no income taxes at Atlantic Copper, which is subject to taxation in Spain, because it has not generated significant taxable income in recent years and has substantial tax loss carry forwards for which FCX has provided no financial statement benefit.

FCX receives minimal tax benefit from costs incurred by the parent company, primarily because it generates no taxable income from U.S. sources.  FCX also currently receives no tax benefit from losses in its smelting and refining segment because those losses cannot be used to offset PT Freeport Indonesia’s profits in Indonesia.  Thus, the percentage of provision for income taxes to consolidated income before income taxes and minority interest will decrease as PT Freeport Indonesia’s income increases and vice versa absent changes in Atlantic Copper and parent company costs.  Parent company costs consist primarily of interest, depreciation and amortization, and general and administrative expenses.  Summaries of the significant components of the calculation of the consolidated provision for income taxes are shown below (in thousands).

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Mining and exploration segment operating income	$278,991	$126,818	$473,636	$208,862
Mining and exploration segment interest expense, net	(14,520)	(18,797)	(29,872)	(37,910)
Intercompany operating profit recognized (deferred)	(33,877)	(6,059)	(35,885)	2,893
Taxable income	230,594	101,962	407,879	173,845
Indonesian corporate income tax rate (35%) plus U.S. alternative minimum tax rate (2%)	37%	37%	37%	37%
Corporate income taxes	85,320	37,726	150,915	64,323

PT Freeport Indonesia net income	145,274	64,236	256,964	109,522
Withholding tax on FCX’s equity share	9.064%	9.064%	9.064%	9.064%
Withholding taxes	13,168	5,822	23,291	9,927

Other	(580)	2,492	916	604	[a]

FCX consolidated provision for income taxes	$97,908	$46,040	$175,122	$74,854

FCX consolidated effective tax rate	55%	69%	55%	68%

a. Includes a $2.4 million tax refund.